Exhibit 5.1

August 9, 2016

Equity One, Inc.

1600 N.E. Miami Gardens Drive

North Miami Beach, Florida 33179

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as Maryland counsel to Equity One, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration by the Company of the offering and sale of up to 8,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Shares are to be issued pursuant to either (a) the Distribution Agreements (as defined herein) or (b) the Forward Master Confirmations (as defined herein), in an at-the-market public offering (the “Offering”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1. The Registration Statement, and the related form of prospectus included therein, in the form in which it was transmitted to the Commission under the Securities Act;

2. The Prospectus Supplement, dated as of August 9, 2016 (the “Prospectus Supplement”);

3. The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

4. The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

5. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

6. The Equity Distribution Agreements, each dated as of August 9, 2016 (the “Distribution Agreements”), listed on Schedule I hereto;

Equity One, Inc.

August 9, 2016

7. The Forward Master Confirmations, each dated as of August 9, 2016 (the “Forward Master Confirmations”), listed on Schedule I hereto;

8. The form of Supplemental Confirmation, included as an exhibit to each Forward Master Confirmation (the “Supplemental Confirmation”), to be executed in connection with the issuance of any Forward Shares;

9. Resolutions (the “Resolutions”) adopted by the Board of Directors of the Company and a duly authorized committee thereof, relating to (a) the issuance of the Shares and (b) the delegation to certain officers of the Company (the “Authorized Officers”) of the power to determine, within certain parameters, the number of Shares and the offering price of each Share to be sold from time to time pursuant to the Distribution Agreements or Forward Master Confirmations, certified as of the date hereof by an officer of the Company;

10. A certificate executed by an officer of the Company, dated as of the date hereof; and

11. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and the obligations of each party set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements

Equity One, Inc.

August 9, 2016

and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5. None of the Shares or will be issued, sold or transferred in violation of any restriction or limitation on ownership and transfer set forth in Article VII of the Charter.

6. Upon the issuance of any of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

7. The number of Shares, and the offering price of each Share, to be issued by the Company from time to time pursuant to the Distribution Agreements or Forward Master Confirmations (and related Supplemental Confirmation), as applicable, will be determined by the Authorized Officers in accordance with the Resolutions (with such determinations referred to hereinafter as the “Officer Instructions”) prior to the issuance thereof.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. The issuance of the Shares by the Company has been duly authorized and, when and if issued and delivered against payment therefor in accordance with the Resolutions, the Registration Statement, the Prospectus Supplement, the Distribution Agreements or Forward Master Confirmations (and related Supplemental Confirmation), as applicable, and the Officer Instructions, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

Equity One, Inc.

August 9, 2016

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the issuance of the Shares (the “Current Report”), which is incorporated by reference in the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Current Report and the said incorporation by reference and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Venable LLP

Schedule I

Equity Distribution Agreements

1. The Equity Distribution Agreement, by and between the Company and BB&T Capital Markets, a division of BB&T Securities, LLC, as Agent;

2. The Equity Distribution Agreement, by and among the Company, BMO Capital Markets Corp., as Agent, BMO Capital Markets Corp., as Forward Seller, and Bank of Montreal, as Forward Purchaser;

3. The Equity Distribution Agreement, by and among the Company, J.P. Morgan Securities LLC, as Agent, J.P. Morgan Securities LLC, as Forward Seller, and JPMorgan Chase Bank, National Association, as Forward Purchaser;

4. The Equity Distribution Agreement, by and between the Company and Scotia Capital (USA) Inc., as Agent;

5. The Equity Distribution Agreement, by and between the Company and SunTrust Robinson Humphrey, Inc., as Agent;

6. The Equity Distribution Agreement, by and among the Company, Wells Fargo Securities, LLC, as Agent, Wells Fargo Securities, LLC, as Forward Seller, and Wells Fargo Bank, National Association, as Forward Purchaser; and

7. The Equity Distribution Agreement, by and among the Company, Citigroup Global Markets Inc., as Agent, Citigroup Global Markets Inc., as Forward Seller, and Citibank, N.A., as Forward Purchaser.

Schedule II

Forward Master Confirmations

1. The Forward Master Confirmation, by and between the Company and Bank of Montreal, as Forward Purchaser;

2. The Forward Master Confirmation, by and between the Company and JPMorgan Chase Bank, National Association, as Forward Purchaser;

3. The Forward Master Confirmation, by and between the Company and Wells Fargo Bank, National Association, as Forward Purchaser;

4. The Forward Master Confirmation, by and between the Company and Citibank, N.A., as Forward Purchaser.